Exhibit 99.1
For Immediate Release

Contact:	Bernard J. Kilkelly
Vice President, Investor Relations
Phone:	212-303-4349
E-mail:	bkilkelly@dlfi.com
Delphi Financial Reports Second Quarter 2010 Operating EPS of $0.83;
Reports Net Income per Share of $0.66
Wilmington, Delaware — July 27, 2010 — Delphi Financial Group, Inc. (NYSE: DFG) announced today that operating earnings (1) in the second quarter of 2010 were $46.1 million or $0.83 per share, compared to $54.9 million or $1.09 per share in the second quarter of 2009. Operating earnings for the first half of 2010 were $93.6 million or $1.68 per share, compared to $93.6 million or $1.90 per share in the first half of 2009. Annualized operating return on beginning equity (2) in the second quarter of 2010 was 13.0%, compared to 25.5% in the second quarter of 2009.
Delphi reported net income attributable to shareholders in the second quarter of 2010 of $37.0 million or $0.66 per share, compared to $37.0 million or $0.74 per share in the second quarter of 2009. Net income attributable to shareholders in the second quarter of 2010 included after-tax realized investment losses of $(9.0) million or $(0.17) per share, including other-than-temporary impairments (“OTTI”) of $(13.5) million or $(0.24) per share. Net income attributable to shareholders in the second quarter of 2009 included after-tax realized investment losses of $(17.9) million or $(0.35) per share, including OTTI of $(16.2) million or $(0.32) per share.
Delphi’s net income attributable to shareholders in the first half of 2010 was $74.6 million or $1.34 per share, compared to net income attributable to shareholders in the first half of 2009 of $61.5 million or $1.25 per share. Net income attributable to shareholders in the first half of 2010 included after-tax realized investment losses of $(18.8) million or $(0.34) per share, including OTTI of $(28.5) million or $(0.51) per share. Net income attributable to shareholders in the first half of 2009 included after-tax realized investment losses of $(32.2) million or $(0.65) per share, including OTTI of $(27.6) million or $(0.56) per share.
Core group employee benefit premiums in the second quarter of 2010 were $337.7 million compared to $339.4 million in the second quarter of 2009. Core premiums at Delphi’s Safety National subsidiary rose 7% while core premiums at Delphi’s Reliance Standard Life subsidiary decreased 3%. Delphi’s group employee benefit combined ratio in the second quarter of 2010 was 93.5% compared to 93.1% for the second quarter of 2009 and 93.3% for the full year 2009.
Delphi’s asset accumulation segment, which is primarily focused on individual fixed annuities, achieved new annuity sales of $78.0 million in the second quarter of 2010 compared to $115.0 million in the second quarter of 2009. Funds under management at June 30, 2010 were $1.5 billion, up from $1.4 billion at December 31, 2009.

Delphi Financial Reports Second Quarter 2010 Operating EPS of $0.83	Page 2
Robert Rosenkranz, Chairman and Chief Executive Officer, commented, “Delphi achieved excellent financial results in the second quarter, with shareholders’ equity and book value per share continuing to increase to all-time highs. We were pleased with operating earnings in the quarter, which were driven by attractive underwriting profit margins in all of our insurance businesses. Reliance Standard achieved 15% growth in production over last year’s second quarter while maintaining pricing and underwriting discipline. Safety National continued to increase our market leadership position in the excess workers’ compensation market and achieved notable growth in assumed workers’ compensation reinsurance. Preliminary results for the July renewal period in excess workers’ compensation were encouraging.”
Delphi’s net investment income in the second quarter of 2010 was $78.2 million compared to $92.0 million in the second quarter of 2009. Invested assets at June 30, 2010 were $6.1 billion compared to $5.2 billion at June 30, 2009. The tax equivalent yield on the Company’s investment portfolio in the second quarter of 2010 was 5.6% compared to 7.9% in the second quarter of 2009. Shareholders’ equity at June 30, 2010 was $1.499 billion, up from $1.359 billion at December 31, 2009 and $1.052 billion at June 30, 2009. Diluted book value per share was $26.74 at June 30, 2010, compared with $24.42 at December 31, 2009 and $20.35 at June 30, 2009.
Mr. Rosenkranz added, “Investment income was in line with our expectations, a gratifying outcome in a volatile quarter, although below last year’s second quarter results. The results for last year’s quarter were boosted by exceptionally high returns from our alternative investments portfolio. We continued to hold about 6% of invested assets in short-term investments, as it has been challenging to find appealing investments when interest rates are low and spreads tight. Realized investment losses from other-than-temporary impairments continued to decline, a further indication that the worst of the financial crisis is behind us. Also, Delphi continued to take action to strengthen our balance sheet and capital position in the second quarter. The partial call of our 8.00% Senior Notes, which was finalized in July, together with additional note repurchases, resulted in the retirement of $25 million of these notes. At the end of the second quarter our debt-to-capital ratio was 19%, with no short-term debt and holding company financial resources at a comfortable $96 million.”
Conference Call
On July 28, 2010 at 11:00 AM (Eastern time), Delphi will broadcast the Company’s second quarter 2010 earnings teleconference live on the Internet, hosted by Robert Rosenkranz, Chairman and Chief Executive Officer. Investors can access the broadcast at www.delphifin.com by clicking on the webcast icon on the home page. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. The online replay will be available on Delphi’s website for one week beginning at approximately 1:00 PM (Eastern time) on July 28, 2010. Investors can also download Delphi’s second quarter 2010 statistical supplement from the Company’s website at www.delphifin.com.
In connection with, and because it desires to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Delphi cautions readers regarding certain forward-looking statements in the foregoing discussion and in any other statements made by, or on behalf of, Delphi, whether in future filings with the Securities and Exchange Commission or otherwise. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, prospects, outlooks or other developments. Some forward-looking statements may be identified by the use of terms such as “expects,” “believes,” “anticipates,”

Delphi Financial Reports Second Quarter 2010 Operating EPS of $0.83	Page 3
“intends,” “judgment,” “outlook,” “effort,” “attempt,” “achieve,” “project,” or other similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, competitive and other uncertainties and contingencies, many of which are beyond Delphi’s control and many of which, with respect to future business decisions, are subject to change. Examples of such uncertainties and contingencies include, among other important factors, those affecting the insurance industry generally, such as the economic and interest rate environment, federal and state legislative and regulatory developments, including but not limited to changes in financial services, employee benefit and tax laws and regulations, changes in accounting rules or interpretations thereof, market pricing and competitive trends relating to insurance products and services, acts of terrorism or war, and the availability and cost of reinsurance, and those relating specifically to Delphi’s business, such as the level of its insurance premiums and fee income, the claims experience, persistency and other factors affecting the profitability of its insurance products, the performance of its investment portfolio and changes in Delphi’s investment strategy, acquisitions of companies or blocks of business, and ratings by major rating organizations of Delphi and its insurance subsidiaries. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Delphi. Forward-looking statements contained in the foregoing discussion are made as of the date of this press release and Delphi disclaims any obligation to update these or any other forward-looking statements.
Delphi Financial Group, Inc. is an integrated employee benefit services company. Delphi is a leader in managing all aspects of employee absence to enhance the productivity of its clients and provides the related group insurance coverages: long-term and short-term disability, life, excess workers’ compensation for self-insured employers, large casualty programs including large deductible workers’ compensation, travel accident, dental and limited benefit health insurance. Delphi’s asset accumulation business emphasizes individual annuity products. Delphi’s common stock is listed on the New York Stock Exchange under the symbol DFG and its corporate website address is www.delphifin.com.
(1)	Operating earnings, which is a non-GAAP financial measure, consist of net income attributable to shareholders excluding after-tax realized investment gains and losses, losses on redemptions of senior notes and junior subordinated deferrable interest debentures and results from discontinued operations, as applicable. The Company believes that because these excluded items arise from events that are largely within management’s discretion and whose fluctuations can distort comparisons between periods, a measure excluding their impact is useful in analyzing the Company’s operating trends. Investment gains or losses are realized based on management’s decision to dispose of an investment, and investment losses are realized based on management’s judgment that a decline in the market value of an investment is other than temporary. Redemptions of senior notes and junior subordinated deferrable interest debentures occur based on management’s decision to effect these redemptions. Discontinued operations result from management’s decision to exit or sell a particular business. Thus, these excluded items are not reflective of the Company’s ongoing earnings capacity, and trends in the earnings of the Company’s underlying insurance operations can be more clearly identified without their effects. For these reasons, management uses the measure of operating earnings to assess performance and make operating plans and decisions, and the Company believes that analysts and investors typically utilize measures of this type as one element of their evaluations of insurers’ financial performance. However, gains or losses from the excluded items, particularly as to investments, can occur frequently and should not be considered as nonrecurring items. Further, operating earnings should not be considered a substitute for net income attributable to shareholders, the most directly comparable GAAP measure, as an indication of the Company’s overall financial performance and may not be calculated in the same manner as similarly titled captions in other companies’ financial statements. For reconciliations of the respective operating earnings amounts to the corresponding net income attributable to shareholders amounts for the indicated periods, see the table captioned “Non-GAAP Financial Measures — Reconciliation to GAAP” which follows. All per share amounts are on a diluted basis.

Delphi Financial Reports Second Quarter 2010 Operating EPS of $0.83	Page 4
(2)	Annualized operating return on beginning equity, which is a non-GAAP financial measure, is based on operating earnings, as defined in the preceding footnote (1) (rather than the most directly comparable GAAP measure, net income attributable to shareholders), divided by beginning shareholders’ equity. For the reasons that the Company believes that the calculation of this non-GAAP measure based upon operating earnings is useful, see such footnote. For reconciliations of the respective annualized operating return on equity amounts to the corresponding annualized net income return on equity amounts for the indicated periods, see the table captioned “Non-GAAP Financial Measures — Reconciliation to GAAP” which follows.
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DELPHI FINANCIAL GROUP, INC.
Non-GAAP Financial Measures
Reconciliation to GAAP
(Unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	06/30/2010	06/30/2009	06/30/2010	06/30/2009
Income Statement Data

Operating earnings	$46,107	$54,864	$93,589	$93,647
Net realized investment losses (A)	(9,018)	(17,857)	(18,837)	(32,156)
Loss on redemption of senior notes (B)	(138)	—	(138)	—

Net income attributable to shareholders (GAAP measure)	$36,951	$37,007	$74,614	$61,491

Diluted results per share of common stock attributable to shareholders:
Operating earnings	$0.83	$1.09	$1.68	$1.90
Net realized investment losses (A)	(0.17)	(0.35)	(0.34)	(0.65)
Loss on redemption of senior notes (B)	(0.00)	—	(0.00)	—

Net income attributable to shareholders (GAAP measure)	$0.66	$0.74	$1.34	$1.25

Annualized operating return on beginning shareholders’ equity	13.0%	25.5%	13.8%	22.8%

Annualized net income return on beginning shareholders’ equity (GAAP measure)	10.4%	17.3%	11.0%	15.0%

(A)	Net of an income tax benefit of $4.9 million, $9.6 million, $10.1 million and $17.3 million, or $0.09 per diluted share, $0.19 per diluted share, $0.18 per diluted share and $0.35 per diluted share for the three and six months ended 06/30/2010 and 06/30/2009, respectively. The tax effect is calculated using the Company’s statutory tax rate of 35%.

(B)	Net of an income tax benefit of $0.07 million or $0.00 per diluted share for the three and six months ended 06/30/2010. The tax effect is calculated using the Company’s statutory tax rate of 35%.

Balance Sheet Data	06/30/2009	12/31/2009
Shareholders’ equity, excluding accumulated other comprehensive income (loss)	$1,465,706	$1,392,975
Add: Accumulated other comprehensive income (loss)	33,264	(33,956)

Shareholders’ equity (GAAP measure)	$1,498,970	$1,359,019

Diluted book value per share of common stock, excluding accumulated other comprehensive income (loss)	$26.16	$25.02
Add: Accumulated other comprehensive income (loss)	0.58	(0.60)

Diluted book value per share of common stock (GAAP measure)	$26.74	$24.42

Please see footnotes 1 and 2 of the press release to which this table is attached for important information regarding these non-GAAP financial measures.

DELPHI FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	06/30/2010	06/30/2009	06/30/2010	06/30/2009
Revenue:
Premium and fee income	$352,566	$352,445	$700,329	$710,166
Net investment income	78,234	92,023	162,284	154,878
Net realized investment losses:
Total other than temporary impairment losses	(21,659)	(45,628)	(48,932)	(63,236)
Less: Portion of other than temporary impairment losses recognized in other comprehensive income	826	20,719	5,101	20,719

Net impairment losses recognized in earnings	(20,833)	(24,909)	(43,831)	(42,517)
Other net realized investment gains (losses)	6,959	(2,562)	14,851	(6,953)

Net realized investment losses	(13,874)	(27,471)	(28,980)	(49,470)
Loss on redemption of senior notes	(212)	—	(212)	—

Total revenue	416,714	416,997	833,421	815,574

Benefits and expenses:
Benefits, claims and interest credited to policyholders	244,687	251,807	491,008	507,405
Commissions and expenses	112,937	109,142	224,502	215,281

	357,624	360,949	715,510	722,686

Operating income	59,090	56,048	117,911	92,888

Interest expense:
Corporate debt	8,264	3,876	15,587	7,861
Junior subordinated debentures	3,248	3,241	6,489	6,481
Income tax expense	10,619	11,804	21,148	16,940

Net income	36,959	37,127	74,687	61,606

Less: Net income attributable to noncontrolling interest	8	120	73	115

Net income attributable to shareholders	$36,951	$37,007	$74,614	$61,491

Basic results per share of common stock:
Net income attributable to shareholders	$0.67	$0.74	$1.35	$1.25
Weighted average shares outstanding	55,287	50,148	55,224	49,091

Diluted results per share of common stock:
Net income attributable to shareholders	$0.66	$0.74	$1.34	$1.25
Weighted average shares outstanding	55,765	50,343	55,611	49,233

Dividends paid per share of common stock	$0.10	$0.10	$0.20	$0.20

DELPHI FINANCIAL GROUP, INC.
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	06/30/2010	12/31/2009
Assets:
Investments:
Fixed maturity securities, available for sale	$5,326,173	$4,875,681
Short-term investments	351,093	406,782
Other investments	423,303	466,855

	6,100,569	5,749,318

Cash	67,885	65,464
Cost of business acquired	238,480	250,311
Reinsurance receivables	360,439	355,030
Goodwill	93,929	93,929
Other assets	311,050	293,835
Assets held in separate account	113,532	113,488

Total assets	$7,285,884	$6,921,375

Liabilities and Equity:
Policy liabilities and accruals	$2,879,074	$2,803,189
Policyholder account balances	1,529,744	1,454,114
Corporate debt	388,750	365,750
Junior subordinated debentures	175,000	175,000
Other liabilities and policyholder funds	699,432	647,269
Liabilities related to separate account	113,532	113,488

Total liabilities	5,785,532	5,558,810

Equity:
Class A Common Stock	562	560
Class B Common Stock	60	60
Additional paid-in capital	671,064	661,895
Accumulated other comprehensive income (loss)	33,264	(33,956)
Retained earnings	991,266	927,706
Treasury stock, at cost	(197,246)	(197,246)

Total shareholders’ equity	1,498,970	1,359,019
Noncontrolling interest	1,382	3,546

Total equity	1,500,352	1,362,565

Total liabilities and equity	$7,285,884	$6,921,375

DELPHI FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Six Months Ended
	06/30/2010	06/30/2009
Operating activities:
Net income attributable to shareholders	$74,614	$61,491
Adjustments to reconcile net income attributable to shareholders to net cash provided by operating activities:
Change in policy liabilities and policyholder accounts	84,646	137,172
Net change in reinsurance receivables and payables	(11,574)	(6,663)
Amortization, principally the cost of business acquired and investments	42,450	24,842
Deferred costs of business acquired	(57,386)	(64,079)
Net realized losses on investments	28,980	49,470
Net change in federal income taxes	(3,622)	5,228
Other	(25,398)	(15,428)

Net cash provided by operating activities	132,710	192,033

Investing activities:
Purchases of investments and loans made	(936,660)	(668,972)
Sales of investments and receipts from repayment of loans	494,984	130,226
Maturities of investments	176,718	446,734
Net change in short-term investments	55,689	(225,154)
Change in deposit in separate account	(2,965)	4,845

Net cash used by investing activities	(212,234)	(312,321)

Financing activities:
Deposits to policyholder accounts	122,809	180,624
Withdrawals from policyholder accounts	(54,905)	(102,969)
Proceeds from issuance of 2020 Senior Notes	250,000	—
Borrowings under revolving credit facility	—	17,000
Principal payments under revolving credit facility	(222,000)	(2,000)
Redemption of senior notes	(5,000)	—
Proceeds from issuance of common stock	—	51,017
Cash dividends paid on common stock	(11,054)	(10,922)
Other financing activities	2,095	2,895

Net cash provided by financing activities	81,945	135,645

Increase in cash	2,421	15,357
Cash at beginning of period	65,464	63,837

Cash at end of period	$67,885	$79,194